Exhibit 99.1

 Mercantile Bank Corporation Announces
Renewal of Stock Repurchase Program

GRAND RAPIDS, Mich., May 27, 2021 – Mercantile Bank Corporation (NASDAQ: MBWM) ("Mercantile") announced today that its Board of Directors has authorized the renewal of its stock repurchase program. Under this program, Mercantile may repurchase up to $20 million in aggregate value of its shares of Common Stock.

“We are pleased to renew our stock repurchase program, which we believe is a valuable capital management tool to support shareholder value,” said Robert B. Kaminski, Jr., President and Chief Executive Officer. “This plan reflects our continued confidence in Mercantile’s financial condition and earnings performance prospects.”

The shares may be repurchased from time to time in open market transactions at prevailing market prices or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management in its discretion and will depend on a number of factors, including the market price of Mercantile’s stock; general market and economic conditions; Mercantile’s capital position, financial performance and alternative uses of capital; and applicable legal requirements. The program may be discontinued at any time.

About Mercantile Bank Corporation

Based in Grand Rapids, Michigan, Mercantile Bank Corporation is the bank holding company for Mercantile Bank of Michigan. Mercantile provides banking services to businesses, individuals and governmental units, and differentiates itself on the basis of service quality and the expertise of its banking staff. Mercantile has assets of approximately $4.7 billion and operates 44 banking offices. Mercantile Bank Corporation's common stock is listed on the NASDAQ Global Select Market under the symbol "MBWM."

Forward-Looking Statements

This news release contains statements or information that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods. Any such statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference may include: changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and nontraditional financial services companies; changes in banking regulation or actions by bank regulators; changes in tax laws; changes in prices, levels, and assessments; the impact of technological advances; potential cyber attacks, information security breaches and other criminal activities; litigation liabilities; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior, as well as their ability to repay loans; changes in local real estate values; changes in the method of determining Libor, or the replacement of Libor with an alternative reference rate; changes in national and local economies, including the significant disruption to financial market and other economic activity caused by the outbreak and continuance of the COVID-19 Pandemic; our participation in the Paycheck Protection Program administered by the Small Business Administration; and other factors, including the risk factors disclosed from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to place undue reliance on any forward-looking statements contained herein.

FOR FURTHER INFORMATION:

Robert B. Kaminski, Jr.	Charles Christmas
President & CEO	Executive Vice President & CFO
616-726-1502	616-726-1202
rkaminski@mercbank.com	cchristmas@mercbank.com